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                                                                     EXHIBIT 3.2

RESTATED

BY-LAWS

OF

FMC CORPORATION (as of January 1, 2002)


ARTICLE I
LOCATION OF OFFICES


Section 1. Principal Delaware Office. The principal office of the Corporation in
           -------------------------
the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name and address of the Resident Agent in charge thereof shall be the Corporation Trust Company, 100 West Tenth Street, Wilmington, Delaware.

Section 2. Principal Pennsylvania Office. The Corporation shall also have and
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maintain an office or principal place of business in the State of Pennsylvania at 1735 Market Street, Philadelphia, Pennsylvania, the location of such office to be subject to change by resolution of the Board of Directors.

Section 3. Other Offices. The Corporation may also have offices in such other
           -------------
places, both within and without the State of Delaware, as the Board of Directors from time to time may designate or the business of the Corporation require.


ARTICLE II
CORPORATE SEAL

The corporate seal shall be circular in form and have inscribed thereon the following: "FMC Corporation, Incorporated Delaware 1928."

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ARTICLE III
STOCKHOLDERS

Section 1. Meetings of Stockholders.
           -------------------------

(a)      Annual Meetings.

         The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the Board of Directors. At the annual meeting stockholders shall elect Directors and transact such other business as properly may be brought before the meeting.

(b)      Special Meetings.

         Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

(c)      Place of Meetings.

         Unless otherwise directed by the Board of Directors, all meetings of the stockholders shall be held at the office of the Corporation at 1735 Market Street, Philadelphia, Pennsylvania.

(d)      Notice of Meetings.

         Unless otherwise provided by statute, written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders. Only such business shall be conducted at a special meeting of stockholders as shall

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         have been brought before the meeting pursuant to the Corporation's notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors.

Section 2. Quorum of Stockholders. The holders of a majority of the total number
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of shares issued and outstanding, and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the certificate of incorporation, or by these By-Laws. The presiding officer of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum, without notice other than by announcement at the meeting, until the requisite number of shares of stock entitled to vote shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

When a quorum is present at any meeting of stockholders, a majority of the number of shares of the stock entitled to vote which is represented thereat shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or the certificate of incorporation or of these By-Laws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 3. Voting by Stockholders. Each stockholder of record entitled to vote
           -----------------------
at any meeting may do so in person or by proxy appointed by instrument in writing, subscribed by such stockholder or his duly authorized attorney, and filed with the Secretary.

Section 4

                                   [RESERVED]

Section 5. Business Brought Before a Meeting. At an annual meeting of the
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stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting,

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business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section; and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 6. Inspectors of Elections; Opening and Closing the Polls. The Board of
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Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to

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act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the presiding officer of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall have the duties prescribed by law. The presiding officer of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

ARTICLE IV
DIRECTORS

Section 1. Election. Number and Term of Office. Directors shall be chosen by
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ballot at the annual meeting of the stockholders. The number of Directors of this Corporation which shall constitute the whole Board shall be fixed by resolution adopted by affirmative vote of a majority of the whole Board except that such number shall not be less than three (3) nor more than fifteen (15) the exact number to be eleven (11) until otherwise determined by resolution adopted by affirmative vote of a majority of the whole Board. Each director shall hold office until his respective successor is elected and qualified or until his earlier resignation or removal.

Section 2. Nomination of Directors. Subject to the rights of holders of any
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class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election

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of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 3. Removal of Directors. Subject to the rights of any class or series of
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stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office with or without cause and only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

Section 4. Vacancies on Board. Vacancies on the Board of Directors may be filled
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by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. At any special meeting of stockholders called for the purpose of removing Directors pursuant to Section 3 of this ARTICLE, the vacancy or vacancies on the Board caused by such removal may be filled by the stockholders. Any Director elected to fill a vacancy resulting from an increase in the number of Directors shall hold office for a term that shall coincide with the remaining term of the class of Directors to which he is elected. A Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor.

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Section 5.  Powers of Directors.
            --------------------

(a)  General Powers.

     The Board of Directors shall have the entire management of the business of this Corporation. In addition to such powers as are herein and in the certificate of incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation, subject to the provisions of the laws of Delaware, the certificate of incorporation and these By-Laws.

(b)  Appointment of Committees

     The Board of Directors may designate two or more of their number to constitute an Executive Committee, which Committee shall have and may exercise, when the Board is not in session, all of the powers of the Board in the management of the business and affairs of the Corporation, including the power to appoint Assistant Secretaries and Assistant Treasurers, and to authorize the seal of the Corporation to be affixed to all papers which may require it. The Executive Committee may make rules for the calling, holding and conduct of its meetings and the keeping of records thereof.

     The Board of Directors may also appoint other committees from their own number, the number (not less than two) composing such committees, and the powers conferred upon them, to be determined by such resolution or resolutions.

     In the absence or disqualification of any member of the Executive Committee or any other committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Meetings of any Committee designated by the Board of Directors may be called by the Board of Directors or by the Chairman of the Committee at any time or place upon at

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     least twenty-four (24) hours notice. One third of the members of a
     Committee, but not less than two members, shall constitute a quorum of a Committee for the transaction of business.

(c)  Delegation of Duties of Directors

     The Board of Directors may delegate for the time being the powers or duties of any officer of the Corporation, in case of his absence, disability, death or removal, or "for any other reason, to any other officer or to any Director.

Section 6.  Meeting of Directors.
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(a)  Regular Meetings

     Regular meetings of the Board of Directors shall be held at such place within or without the State of Delaware, and at such times, as the Board by vote may determine from time to time, and if so determined no notice thereof need be given.

     After each election of Directors the newly constituted Board shall meet without notice for the purpose of electing officers and transacting such other business as lawfully may come before it.

(b)  Special Meetings

     Special meetings of the Board of Directors may be held at any time or place, within or without the State of Delaware, whenever called by the Chairman of the Board, the President, the Chief Financial Officer, the Secretary or a majority of the whole Board of Directors.

(c)  Notice of Meetings.

     Notice of any special meeting of directors shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage

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     thereon prepaid, at least five (5) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice. is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Such notice need not state the purposes of such meeting.

Section 7. Quorum of Directors. Subject to Section 4 of this Article, a whole
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number of directors equal to a majority of the whole Board of Directors shall constitute a quorum of the Board for the transaction of business, but a majority of directors present may adjourn the meeting from time to time until a quorum is present.

When a quorum is present at any meeting of Directors, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by law, the certificate of incorporation or these By-Laws.

Section 8. Compensation of Directors. Directors other than those who are
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full-time salaried officers or other employees of the Corporation may be paid compensation for their services as Directors and may also be paid additional compensation for their services as members of any committee appointed by the Board of Directors, in such amounts as the Board of Directors by resolution shall from time to time determine to be appropriate. Directors may be paid their expenses, if any, incurred for attendance at each meeting of the Board of Directors or of any committee of which they may be members. No Director shall be precluded from serving the Corporation in any other capacity and receiving compensation therefore.

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ARTICLE V
BOOKS AND RECORDS

Unless otherwise required by the laws of Delaware, the books and records of the Corporation may be kept at the office of the Corporation in the City of Chicago, State of Illinois, or at any other place or places outside the State of Delaware, as the Board of Directors from time to time may designate.

ARTICLE VI
OFFICERS

Section 1.    Number and Titles.  The officers of the Corporation shall be a
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Chairman of the Board, a Chief Executive Officer, a President, one or more Vice
Presidents, a Secretary, a Treasurer, and a Controller, all of whom shall be elected by the Board of Directors. The Board of Directors or the Chief Executive Officer may appoint such other officers, including one or more Assistant Secretaries, Assistant Treasurers and Assistant Controllers as either of them shall deem necessary, who shall have such authority and perform such duties as may be prescribed in such appointment. The Chairman of the Board, the Vice Chairman of the Board and the President shall be members of the Board of Directors, but the other officers need not be members of such Board.

Any two or more offices, other than the offices of President and Secretary, may be held by the same person.

Section 2.    Tenure of Office. Officers of the Corporation shall hold their
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respective offices at the pleasure of the Board of Directors and, in the case of officers who were appointed by the Executive Committee or by the Chief Executive Officer, also at the pleasure of such appointing authority.

Section 3.    Duties of Officers.
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(a)  Chairman of the Board.

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         The Chairman of the Board shall preside at all meetings of the Board of
         Directors, of the Executive Committee and of the stockholders of the Corporation. He shall perform such other duties as may from time-to-time be assigned to him by the Board of Directors.

(b)      Chief Executive Officer.

         The Chief Executive Officer of the Corporation shall be in general charge and supervision of the affairs of the Corporation.

(c)      President.

         The President shall perform such duties as from time-to-time may be assigned to him by the Board of Directors or the Chief Executive Officer of the Corporation.

(d)      Vice Presidents.

         Each Vice President shall have such powers and shall perform such duties as may be assigned to him by the senior officers of the Corporation or by the Board of Directors. The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents, or make such other designations of Vice Presidents as it may deem appropriate.

(e)      Secretary

         The Secretary shall attend and record all proceedings of the meetings of the Board of Directors, the stockholders, and the Executive Committee; shall be custodian of the corporate seal and affix such seal to all documents requiring the same; shall cause to be maintained a stock transfer book, and a stock ledger, and such other books as the Board of" Directors may direct; shall serve all notices required by law, or by these By-Laws, or by resolution of the Board of Directors; and shall perform such other duties as pertain to the office of Secretary, subject to the control of the Board of Directors.

(f)      Assistant Secretaries.

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         The Assistant Secretaries shall assist the Secretary in the performance of his duties, and shall perform such other duties as the Board of Directors or the Chief Executive Officer from time to time may prescribe. If at any time the Secretary shall be unable to act, an Assistant Secretary may perform his duties.

(g)      Treasurer.

         The Treasurer shall perform all duties commonly incident to that office (including, but without limitation, the care and custody of the funds and securities of the Corporation which from time to time may come into his hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board of Directors may authorize or direct) and, in addition, such other duties as the Board of Directors from time to time may prescribe.

(h)      Assistant Treasurers.

         Assistant Treasurers shall assist the Treasurer in the performance of his duties, and shall discharge such other duties as the Board of Directors or the Chief Executive Officer from time to time may prescribe.

(i)      Controller.

         The Controller shall be the principal accounting officer of the Corporation, and shall maintain adequate records of all assets, liabilities and transactions of the Corporation; and shall cause adequate audits of the Corporation's accounting records to be currently and regularly made; and shall perform such other duties as the Board of Directors from time to time may prescribe.

(j)      Assistant Controllers.

         Assistant Controllers shall assist the Controller in performance of his duties, and shall discharge such other duties as the Board of Directors or the Chief Executive Officer from time to time may prescribe.

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ARTICLE VII
STOCK CERTIFICATES

Section 1. Stock Certificates. Every holder of stock shall be entitled to have a
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certificate or certificates duly numbered, certifying the number and class of shares in the Corporation owned by him, in such form as may be prescribed by the Board of Directors. Each such certificate shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. If any such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates shall be countersigned and registered in such manner as the Board of Directors may from time to time prescribe and there shall be impressed thereon the seal of the Corporation or imprinted thereon a facsimile of such seal. Any transfer agent may countersign by facsimile signature.

No registrar of any stock of the Corporation appointed pursuant to this Section I shall be the Corporation or its employee.

Section 2. Lost Certificates.  In the case of the loss, mutilation or
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destruction of a stock certificate, a duplicate certificate may be issued upon such terms and conditions as the Board of Directors from time to time may prescribe.

Section 3. Transfers of Stock. Transfer of shares of stock of the Corporation
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shall be made on the books of the Corporation only by the person named in the certificate evidencing such stock or by any attorney lawfully constituted in writing, and upon surrender and cancellation of such certificate, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of authenticity of the

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signatures and authority of the signatories as the Corporation or its agents may reasonably require, except that a new certificate may be issued in the name of an-appropriate state officer or office, without the surrender of the former certificate for shares presumed abandoned under the provisions of applicable state escheat or abandoned property laws. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly is not bound to recognize any equitable or other claim or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly otherwise provided by the laws of the state of Delaware.

ARTICLE VIII
DEPOSITARIES AND CHECKS

Depositaries of the funds of the Corporation shall be designated by the Board of Directors; and all checks on such funds shall be signed by such officers or other employees of the Corporation as the Board from time to time may designate.

ARTICLE IX
WAIVER OF NOTICE

Any notice required to be given by law, by the certificate of incorporation, or by these By-Laws, may be waived by the person entitled thereto, either before or after the time stated in such notice.

ARTICLE X
AMENDMENT OF BY-LAWS

Subject to Section (c) of ARTICLE EIGHTH and Section (a) of ARTICLE TENTH of the Certificate of Incorporation of the Corporation these By-Laws may be amended, repealed or added to at any regular or special meeting of the Board of Directors or of the stockholders, by the affirmative vote of a majority of the whole Board of Directors, or by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote, as the case may be.

ARTICLE XI
INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES



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     (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceedings, whether civil, criminal, administrative or investigative(hereinafter a "Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of. the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (c) of this Article XI, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the whole Board of Directors. The right to indemnification conferred in this Article XI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a

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director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article XI or otherwise.

     (b) To obtain indemnification under this Article XI, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Paragraph (b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a "Change of Control" as defined in the Executive Severance Plan of FMC Corporation (as amended as of April 18, 1997), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

     (c) If a claim under Paragraph (a) of this Article XI is not paid in full by the Corporation within thirty days after a written claim pursuant to Paragraph (b) of this Article XI has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition whether the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counselor stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he -or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counselor stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (d) If a determination shall have been made pursuant to Paragraph (b) of this Article XI that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Paragraph (c) of this Article XI.

     (e) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Paragraph (c) of this Article XI that the procedures and presumptions of this Article XI are not valid, binding and enforceable and shall

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stipulate in such proceeding that the Corporation is bound by all the provisions of this Article XI.

     (f) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Article XI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Article XI shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

     (g) The Corporation may, but shall not be obligated to, purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation against any liability, cost or expense.

     (h) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent or class of employees or agents of the Corporation (including the heirs, executors, administrators or estate of each such person) to the fullest extent of the provisions of this Article XI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     (i) If any provisions or provision of this Article XI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article XI (including, without limitation, each provision of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article XI including, without limitation, each such portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     (j)  For purposes of this Article XI:

          (1) "Disinterested Director" means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

          (2) "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of Corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this Article XI.

     (k) Any notice, request or other communication required or permitted to be given to the Corporation under this Article XI shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.


ARTICLE XII
EMERGENCY BY-LAWS

The Emergency By-Laws provided in this Article XII shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the Unit-ed States or on a locality in which the Corporation does business or customarily holds meetings of its board of directors or stockholders or during any nuclear or atomic disaster or during the existence of any catastrophe or other similar emergency condition as a result of which a quorum of the board of directors or a standing committee thereof cannot readily be convened for action notwithstanding any different provision in the preceding Articles of these By-Laws or in the Certificate of Incorporation of the Corporation or in the General Corporation

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Law of the State of Delaware. To the extent not inconsistent with the provisions of this Article, the By-Laws provided in the preceding Articles shall remain in effect during such emergency and upon its termination the Emergency By-Laws shall cease to be operative.

During any such emergency:

     (a) A meeting of the Board of Directors or a committee thereof may be called by any officer or director of the Corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

     (b) At any such meeting of the Board of Directors, a quorum shall consist of the director or directors in attendance at the meeting.

     (c) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

     (d} To the extent required to constitute a quorum at any meeting of the Board of Directors during such an emergency, the officers of the Corporation who are present shall, unless otherwise provided in Emergency By-Laws, be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.

     (e) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices or authorize the officers so to do.

No officer, director or employee acting in accordance with these Emergency By-Laws shall be liable except for willful misconduct.

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These Emergency By-Laws shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency By-Laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.